UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2010
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

1300 North Kellogg Drive, Anaheim, California (Address of Principal Executive Offices)	92807 (Zip Code)
Registrant’s telephone number, including area code: (714) 820-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On October 15, 2010, Questcor Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration has approved the Company’s supplemental new drug application for H.P. Acthar® Gel (repository corticotropin injection) (“Acthar”) in the treatment of infantile spasms (“IS”), an ultra-rare orphan disorder affecting approximately 2,000 American children annually. IS is a devastating and potentially life-threatening form of epilepsy seen in infancy and early childhood. Acthar is already widely used by pediatric neurologists to treat IS based on guidelines published by the American Academy of Neurology and Child Neurology Society. Many child neurologists, as well as organizations involved in supporting children with IS and their parents, consider Acthar to be a standard of care in the treatment of IS.
     A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Questcor Pharmaceuticals, Inc. press release dated October 15, 2010.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2010	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ Don M. Bailey
Don M. Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Questcor Pharmaceuticals, Inc. press release dated October 15, 2010.